Exhibit 99.1

SideChannel Announces Annual Meeting Results

Deborah MacConnel Named as Chairwoman

WORCESTER, Mass., Feb. 21, 2023 (GLOBE NEWSWIRE) — via InvestorWire — SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a provider of cybersecurity products and services to emerging, middle-market and enterprise companies, today announces the results of its annual meeting of stockholders, held Feb. 15, 2023, and summarizes highlights from its Investor Day broadcast on Feb. 15, 2023.

At the company’s annual meeting of stockholders:

●	Elected Anthony Ambrose and Kevin Powers to the board of directors.
●	Ratified the appointment of RBSM, LLP as the company’s independent auditor.
●	Granted discretionary authority to the board of directors to combine outstanding shares of SideChannel’s common stock into a lesser number of outstanding shares, with the exact ratio to be determined by the board of directors within a range of 1-for-2 to a maximum of 1-for-100.

During the company’s live-streamed investor day, CEO Brian Haugli and CFO Ryan Polk:

●	Described the factors underpinning the growing demand for SideChannel’s cybersecurity program leadership.
●	Invited three employees to tell their stories illustrating SideChannel’s winning value proposition for cybersecurity professionals.
●	Emphasized SideChannel’s focus on revenue relationships, evidenced by the Company’s trailing 12-month revenue.
●	Reiterated SideChannel’s recently announced quarterly revenue growth of 26% on a quarter-over-quarter basis and 48% when compared to the prior year.

“We appreciate the stockholder approval of our annual meeting proposals. We are committed to increasing direct engagement with our stockholders and were pleased with the participation at our investor day,” said Brian Haugli.

Haugli added, “Our team is delivering meaningful leadership to our clients, and we want our stockholders to understand why mid-market companies appreciate what we do and why cybersecurity professionals love being on the SideChannel team.”

A replay of SideChannel’s Investor Day is available here.

SideChannel also held a meeting of its board of directors on Feb. 15, 2023, at which Deborah MacConnel was elected chairwoman. MacConnel’s career in technology and software started at Adobe. She recently retired from IBM, where she led global sales teams and led the transformation of IBM’s internal processes in human resources.

“We value Deborah’s experience in building successful, customer-focused teams at global technology companies. We are fortunate to have her influence our go-to-market strategies and culture,” Haugli said.

“SideChannel is doing something special,” MacConnel commented. “They are focused on solving a significant challenge for mid-market companies, and I look forward to working with the other members of the board to support and monitor SideChannel’s progress.”

About SideChannel

SideChannel is committed to creating top-tier cybersecurity programs for mid-market companies to help them protect their assets. SideChannel employs what it believes to be skilled and experienced talent to harden these companies’ defenses against cybercrime in its many forms. SideChannel’s team of C-suite-level information security officers possesses a combined experience of over 400 years in the industry. To date, SideChannel has created more than 50 multilayered cybersecurity programs for its clients. Learn more at sidechannel.com.

Interested investors and stockholders are encouraged to sign up for press releases and industry updates by registering for email alerts at https://investors.sidechannel.com/alerts and by following SideChannel on Twitter and LinkedIn.

SideChannel

146 Main St. Suite 405

Worcester, MA 01608

Investor Contact

Scott McGowan

InvestorBrandNetwork (IBN)

310-299-1717

ir@sidechannel.com

Media Contact

Jamie Szwiec

STiR-communications

954-647-0052

jamie@stir-communications.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects, subject to the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates” or “may,” and similar conditional expressions, are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act and otherwise. Any statements made in this news release, other than those of historical fact, about an action, event or development are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of SideChannel to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, our ability to integrate the operations of the acquired company into our company; that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; that COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Forms 10-K, 10-Q and 8-K. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on SideChannel’s future results. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com